Exhibit 10.4

AGREEMENT FOR CONSULTING SERVICES

AGREEMENT FOR CONSULTING SERVICES made and entered into in Reading, Massachusetts, by and between Green Mountain Coffee Roasters, Inc. (the “Company”), a Delaware corporation with its principal place of business at Waterbury, Vermont, Keurig Incorporated (the "Subsidiary"), a Delaware corporation with its principal place of business at Reading, Massachusetts, and Nicholas Lazaris, of Newton, Massachusetts (the "Consultant"), effective as of the Effective Date as defined in the Separation And Transition Agreement (the "Separation Agreement") entered into simultaneously with this Agreement.

1. Consulting. Subject to the terms and conditions set forth in this Agreement, the Company and the Subsidiary hereby offer, and the Consultant hereby accepts, engagement as a consultant (the “Engagement”).

2. Term. The Engagement shall commence on the Separation Date as defined in the Separation Agreement, and shall continue in effect until the earlier of (i) the date upon which the Engagement is terminated by the Company and the Subsidiary by providing not less than sixty days written notice to the Consultant or (ii) the date upon which the Kraft Litigation (as defined below) is substantially resolved; provided that the Engagement shall terminate immediately in the event of the Consultant’s death.

3. Capacity and Performance. During the Engagement:

(a) the Consultant shall provide such consulting services to the Company and the Subsidiary in support of the Company's and the Subsidiary's prosecution of the lawsuit styled Keurig Incorporated v. Kraft Foods Global, Inc., (Docket No. 07-CV-0017) pending in the United States District Court for the District of Delaware and related matters and any appeals therefrom (the "Kraft Litigation") as reasonably requested by the Company and the Subsidiary from time to time, including without limitation the provision of truthful testimony as a witness in any proceedings associated with such litigation (the “Services”);

(b) the Consultant shall devote as much time as is reasonably necessary to properly perform the Services; provided, however, that the Consultant shall not perform Services for the Company or the Subsidiary to any extent which would result in the Consultant's termination of employment as of the Separation Date not being treated as a separation from service for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and provided further that (i) the Consultant shall determine, in his reasonable discretion, the time and place for the performance of the Services and (ii) the Consultant's provision of the Services shall be subject to the provisions of Section 3(e) below;

(c) the Consultant shall be an independent contractor and shall not be an employee or agent of the Company;

(d) the Consultant shall have no right, power or authority in any way to bind the Company, the Subsidiary or any of its Affiliates to the fulfillment of any condition, contract or obligation or to create any liability binding on the Company and/or the Subsidiary, and shall not attempt to do any of these things; and

(e) the Consultant may choose to provide services for others, including by entering into full-time or part-time employment or consulting relationships with others, subject to the obligations of the Consultant set forth or referred to in the Separation Agreement, and the parties hereto expressly agree that the provision by the Consultant of the Services shall be subject to the Consultant's obligations under any employment or consulting relationship, provided that the Consultant agrees to use his good faith efforts to perform the Services in a timely manner.

4. Compensation. As compensation for all services performed by the Consultant under and during the Engagement and subject to performance of the Services by the Consultant:

(a) Monthly Retainer. During the Engagement, the Company shall pay the Consultant a monthly retainer at the rate of Five Thousand Dollars ($5,000) per month, payable monthly in parallel with the regular payroll of the Company and the Subsidiary (the “Monthly Retainer”).

(b) Service Fees. In addition to the Monthly Retainer, the Company shall pay the Consultant for time spent performing the Services at a rate of Four Hundred Fifty Dollars ($450) per hour (the “Service Fee”), subject to the Executive’s submission of monthly invoices setting forth in reasonable detail the nature of such Services and the time spent performing same, provided that the Consultant shall not invoice the Company for time spent on telephone calls and reading or writing e-mails where the aggregate time spent performing such tasks is sixty minutes or less in any one day. The Executive shall submit invoices to the Company not later than the thirtieth (30th) business day following the end of each month, and the Company shall pay for the invoiced Services not later than fifteen business days following the receipt of each such invoice.

(c) Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred or paid by the Consultant in the performance of the Services, which may be made subject to pre-approval by the Company if such expenses exceed any maximum annual limit previously communicated to the Consultant by the Company and other restrictions on such expenses previously communicated to the Consultant by the Company and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

5. No Eligibility for Employee Benefits. During the Engagement, neither the Consultant nor any dependent or other individual claiming through him shall be eligible to participate in any employee benefit plans of the Company, the Subsidiary or any of their Affiliates; provided, however, that this shall not be construed to interfere with any vested rights of the Consultant or his qualified beneficiaries under any such plan, or with any rights the Consultant or his qualified beneficiaries may have to continue coverage under the Company’s group health insurance plans pursuant to the federal law known as COBRA arising from his former employment by the Subsidiary.

6. Taxes. The Consultant shall be solely responsible for payment of all federal and state income taxes and social security and Medicare taxes and other legally-required payments on sums received from the Company and the Subsidiary under this Agreement. The Company and the Subsidiary shall timely provide the Consultant with a Form 1099 evidencing all payments made by it to the Consultant during the Engagement following the end of each calendar year. The Consultant and the Company and the Subsidiary hereby agree that the payments provided in this Agreement do not violate the provisions of Section 409A.

7. Insurance. The Consultant shall be solely responsible for the maintenance of any legally-required insurance, including without limitation workers’ compensation insurance and unemployment insurance. The Company and the Subsidiary shall not maintain any policy of insurance covering the Consultant during the term of the Engagement.

8. Termination of the Engagement. Upon the termination of the Engagement, the Company and the Subsidiary shall pay to the Consultant (or, in case of the Consultant’s death, to the Consultant's estate), (i) any Monthly Retainer earned but not paid, (ii) any Service Fees or business expenses previously invoiced but not paid, (iii) any Service Fees earned but not previously invoiced and (iv) any business expenses incurred but not previously invoiced, provided that, in the case of (iii) and (iv), invoices for such Service Fees and expenses with required substantiation and documentation shall be submitted within sixty (60) days of termination and that such Service Fees and expenses are reimbursable under this Agreement (all of the foregoing, “Final Compensation”). The Company and the Subsidiary shall thereafter have no further obligation to the Consultant hereunder.

9. Confidential Information.

(a) The Consultant acknowledges that, during the Engagement, he may learn of Confidential Information. The Consultant will comply with the policies and procedures of the Company and the Subsidiary for protecting Confidential Information which have been communicated to the Consultant and shall not disclose to any person or use, other than as required by applicable law or for the proper performance of the Services, any Confidential Information obtained by the Consultant incident to the Engagement. The Consultant understands that this restriction shall continue to apply after the Engagement terminates. The confidentiality obligation under this Section 9 shall not apply to information which is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Consultant or any other person having an obligation of confidentiality to the Company, the Subsidiary or any of its Affiliates.

(b) All documents, records, tapes and other media of every kind and description relating to the Services or to the business, present or otherwise, of the Company, the Subsidiary or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Consultant, shall be the sole and exclusive property of the Company and its Affiliates. The Consultant shall safeguard all Documents and shall surrender to the Company and the Subsidiary at the time the Engagement terminates, or at such earlier time or times as the CEO (as defined in the Separation Agreement) or his designee may specify, all Documents then in the Consultant's possession or control.

10. Conflicting Agreements. The Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Consultant is a party or is bound, and that the Consultant is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Consultant will not disclose to or use on behalf of the Company and the Subsidiary any proprietary information of a third party without such party's consent.

11. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

(a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company and the Subsidiary, where control may be by management authority, contract or equity interest.

(b) "Confidential Information" means any and all information of the Company, the Subsidiary and its Affiliates that is not generally known by those with whom the Company, the Subsidiary or any of its Affiliates competes or does business, or with whom the Company, the Subsidiary or any of its Affiliates plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company, the Subsidiary or any of its Affiliates would assist in competition against them. Confidential Information also includes any information that the Company, the Subsidiary or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed. Confidential Information shall include any and all communications with the Company’s and the Subsidiary’s attorneys in connection with the Kraft Litigation to which the Consultant is privy.

12. Assignment. Neither the Company and the Subsidiary nor the Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company and the Subsidiary may assign its rights and obligations under this Agreement without the consent of the Consultant in the event that the Company and the Subsidiary shall hereafter effect a reorganization, consolidate with, or merge into, any person or transfer all or substantially all of its properties or assets to any person. This Agreement shall inure to the benefit of and be binding upon the Company and the Subsidiary and the Consultant, their respective successors, executors, administrators, heirs and permitted assigns.

13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national or international courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Consultant at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chief Executive Officer of the Company, or to such other address as either party may specify by notice to the other actually received.

16. Entire Agreement. This Agreement, the Separation and Transition Agreement and the agreements referenced in Section 15(a) of the Separation and Transition Agreement constitute the entire agreement between the parties and supersede all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Consultant's relationship with the Company and the Subsidiary, excluding only the Executive’s obligations with respect to the securities of the Company and the Subsidiary, and any obligations the Executive has to the Company, the Subsidiary and any of its Affiliates, by contract or at law, with respect to confidentiality, non-competition, or non-solicitation of employees, customers and others, all of which shall remain in full force and effect in accordance with their terms (collectively, the “Preexisting Obligations”). If any of the Executive’s obligations under the Preexisting Obligations is inconsistent with the Executive’s obligations under this Agreement or the Separation and Transition Agreement, the Executive’s obligations under this Agreement and the Separation and Transition Agreement shall govern.

17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Consultant and by an expressly authorized representative of the Company and the Subsidiary.

18. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

20. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company and the Subsidiary, by its duly authorized representative, and by the Consultant, as of the date first above written.

NICHOLAS LAZARIS	KEURIG INCORPORATED GREEN MOUNTAIN COFFEE ROASTERS, INC.

/s/ Nicholas Lazaris	By:	/s/ Frances Rathke
	Title:	Vice President